Exhibit 99.1
For Immediate Release

UPS RELEASES 4Q 2021 EARNINGS

•Consolidated Revenues of $27.8B, Up 11.5% from Last Year
•Consolidated Operating Profit of $3.9B, Up 91.0% from Last Year; Up 37.7% on an Adjusted* Basis
•Diluted EPS of $3.52; Adjusted Diluted EPS Up 35.0% Over Last Year to $3.59
•UPS Board of Directors Declares Quarterly Dividend of $1.52, a Per-Share Increase
of 49% Over the Prior Year

ATLANTA – February 1, 2022 – UPS (NYSE:UPS) today announced fourth-quarter 2021 consolidated revenue of $27.8 billion, an 11.5% increase over the fourth quarter of 2020. Consolidated operating profit was $3.9 billion, up 91.0% compared to the fourth quarter of 2020, and up 37.7% on an adjusted basis. Diluted earnings per share were $3.52 for the quarter; adjusted diluted earnings per share were 35.0% above the same period in 2020.

For the fourth quarter of 2021, GAAP results include a total charge of $59 million, or $0.07 per diluted share, comprised of a non-cash, after-tax mark-to-market (MTM) pension charge of $14 million and after-tax transformation and other charges of $45 million.

“I want to thank all UPSers for their outstanding efforts throughout the holiday season and for once again delivering industry-leading service to our customers.” said Carol Tomé, UPS chief executive officer. “The execution of our strategy is delivering positive financial results and driving strong momentum as we move into 2022.”

U.S. Domestic Segment

	4Q 2021	Adjusted 4Q 2021	4Q 2020	Adjusted 4Q 2020
Revenue	$17,697M		$15,744M
Operating profit	$2,103M	$2,165M	$1,247M	$1,379M

•Revenue was up 12.4%, driven by a 10.5% increase in revenue per piece.
•Operating margin was 11.9%; adjusted operating margin was 12.2%.

International Segment

	4Q 2021	Adjusted 4Q 2021	4Q 2020	Adjusted 4Q 2020
Revenue	$5,397M		$4,770M
Operating profit	$1,326M	$1,331M	$1,148M	$1,160M

•Revenue increased 13.1%, driven by a 16.4% increase in revenue per piece.
•Operating margin was 24.6%; adjusted operating margin was 24.7%.

Supply Chain Solutions1

	4Q 2021	Adjusted 4Q 2021	4Q 2020	Adjusted 4Q 2020
Revenue	$4,677M		$4,382M
Operating profit (loss)	$462M	$456M	$(358) M	$331M
1 Consists of non-reportable operating segments that do not meet criteria of a reportable segment under ASC Topic 280 – Segment Reporting.

•Revenue increased 6.7%, led by Forwarding and Logistics businesses which combined grew 28%.
•Operating margin was 9.9%; adjusted operating margin was 9.7%.

Full-Year 2021 Consolidated Results
•Revenue increased 15.0% to $97.3 billion.
•Operating profit was $12.8 billion; adjusted operating profit was $13.1 billion, up 50.8%.
•Operating margin was 13.2%; adjusted operating margin was 13.5%.
•Diluted EPS totaled $14.68; adjusted diluted EPS was $12.13, which excluded the impacts of the MTM pension gain and transformation and other charges.
•Return on invested capital was 30.8%, exceeding the company’s 2023 target.
•Cash from operations was $15.0 billion and free cash flow was $10.9 billion.

Dividend Declaration
UPS will pay a first-quarter 2022 dividend of $1.52 per share on all outstanding Class A and Class B shares. The dividend is payable March 10, 2022 to shareowners of record on February 22, 2022.

2022 Outlook
The company provides guidance on an adjusted (non-GAAP) basis because it is not possible to predict or provide a reconciliation reflecting the impact of future pension mark-to-market adjustments or other unanticipated events, which would be included in reported (GAAP) results and could be material.

UPS expects to deliver its 2023 consolidated revenue and operating margin targets one year early. For the full year 2022, the company expects consolidated revenue of about $102 billion, an adjusted operating margin of approximately 13.7% and adjusted return on invested capital to be above 30%.

The company is planning capital expenditures to be 5.4% of revenue or approximately $5.5 billion, dividend payments to be around $5.2 billion, subject to Board approval, and share repurchases to be at least $1.0 billion. The effective tax rate is expected to be around 23.0%.

* “Adjusted” and free cash flow amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial measures, including a reconciliation to the most closely correlated GAAP measure.

Contacts:
UPS Media Relations: 404-828-7123 or pr@ups.com
UPS Investor Relations: 404-828-6059 (option 4) or investor@ups.com

# # #

Conference Call Information

UPS CEO Carol Tomé and CFO Brian Newman will discuss fourth-quarter results with investors and analysts during a conference call at 8:30 a.m. ET, February 1, 2022. That call will be open to others through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Conference Call.” Additional financial information is included in the detailed financial schedules being posted on www.investors.ups.com under “Quarterly Earnings and Financials” and as filed with the SEC as an exhibit to our Current Report on Form 8-K.

About UPS

UPS (NYSE: UPS) is one of the world’s largest companies, with 2021 revenue of $97.3 billion, and provides a broad range of integrated logistics solutions for customers in more than 220 countries and territories. Focused on its purpose statement, “Moving our world forward by delivering what matters,” the company’s 534,000 employees embrace a strategy that is simply stated and powerfully executed: Customer First. People Led. Innovation Driven. UPS is committed to reducing its impact on the environment and supporting the communities we serve around the world. UPS also takes an unwavering stance in support of diversity, equality, and inclusion. More information can be found at www.ups.com, about.ups.com and www.investors.ups.com.

Forward-Looking Statements

This release and our filings with the Securities and Exchange Commission contain and in the future may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than those of current or historical fact, and all statements accompanied by terms such as “will,” “believe,” “project,” “expect,” “estimate,” “assume,” “intend,” “anticipate,” “target,” “plan,” and similar terms, are intended to be forward-looking statements. Forward-looking statements are made subject to the safe harbor provisions of the federal securities laws pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

From time to time, we also include written or oral forward-looking statements in other publicly disclosed materials. Forward-looking statements may relate to our intent, belief, forecasts of, or current expectations about our strategic direction, prospects, future results, or future events; they do not relate strictly to historical or current facts. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any forward-looking statements because such statements speak only as of the date when made and the future, by its very nature, cannot be predicted with certainty.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or anticipated results. These risks and uncertainties, include, but are not limited to: continued uncertainties related to the impact of the COVID-19 pandemic on our business and operations, financial performance and liquidity, our customers and suppliers, and on the global economy; changes in general economic conditions, in the U.S. or internationally; significant competition on a local, regional, national and international basis; changes in our relationships with our significant customers; changes in the regulatory environment in the U.S. or internationally; increased or more complex physical or data security requirements; legal, regulatory or market responses to global climate change; results of negotiations and ratifications of labor contracts; strikes, work stoppages or slowdowns by our employees; the effects of changing prices of energy, including gasoline, diesel and jet fuel, and interruptions in supplies of these commodities; changes in exchange rates or interest rates; uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; our ability to maintain our brand image; our ability to attract and retain qualified employees; breaches in data security; disruptions to the Internet or our technology infrastructure; interruptions in or impacts on our business from natural or man-made events or disasters including terrorist attacks, epidemics or pandemics; our ability to accurately forecast our future capital investment needs; exposure to changing economic, political and social developments in international and emerging markets; changes in business strategy, government regulations, or economic or market conditions that may result in impairment of our assets; increases in our expenses or funding obligations relating to employee health, retiree health and/or pension benefits; potential additional U.S. or international tax liabilities; potential claims or litigation related to labor and employment, personal injury, property damage, business practices, environmental liability and other matters; our ability to realize the anticipated benefits from acquisitions, dispositions, joint ventures or strategic alliances; our ability to realize the anticipated benefits from our transformation initiatives; cyclical and seasonal fluctuations in our operating results; our ability to manage insurance and claims expenses; and other risks discussed in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequently filed reports. You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements.

Reconciliation of GAAP and non-GAAP Financial Measures

From time to time we supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures. These include: "adjusted" compensation and benefits; operating expenses; operating profit; operating margin; other income and (expense); income before income taxes; income tax expense; effective tax rate; net income and earnings per share. We present revenue and revenue per piece on a constant currency basis. Additionally, we disclose free cash flow and return on invested capital (“ROIC”).

We believe that these non-GAAP measures provide meaningful information to assist users of our financial statements in more fully understanding our financial results and cash flows and assessing our ongoing performance, because they exclude items that may not be indicative of, or are unrelated to, our underlying operations and may provide a useful baseline for analyzing trends in our underlying businesses. These non-GAAP measures are used internally by management for business unit operating performance analysis, business unit resource allocation and in connection with incentive compensation award determinations.

Non-GAAP financial measures should be considered in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Our adjusted financial information does not represent a comprehensive basis of accounting. Therefore, our adjusted financial information may not be comparable to similarly titled information reported by other companies.

Transformation and Other Charges

Adjusted operating profit, operating margin, income before income taxes, net income and earnings per share may exclude the impact of charges related to transformation activities, goodwill and asset impairments, and divestitures.

Changes in Foreign Currency Exchange Rates and Hedging Activities

Currency-neutral revenue, revenue per piece and operating profit exclude the period over period impact of foreign currency exchange rate changes and any foreign currency hedging activities. These measures are calculated by dividing current period reported U.S. dollar revenue, revenue per piece and operating profit by the current period average exchange rates to derive current period local currency revenue, revenue per piece and operating profit. The derived amounts are then multiplied by the average foreign exchange rates used to translate the comparable results for each month in the prior year period (including the impact of any foreign currency hedging activities). The difference between the current period reported U.S. dollar revenue, revenue per piece and operating profit and the derived current period U.S. dollar revenue, revenue per piece and operating profit is the period over period impact of foreign currency exchange rates and hedging activities.

Mark-To-Market Pension and Postretirement Adjustments

We recognize changes in the fair value of plan assets and net actuarial gains and losses in excess of a 10% corridor for our pension and postretirement defined benefit plans immediately as part of other pension income (expense). We supplement our presentation of certain financial data with non-GAAP measures that exclude the impact of gains and losses recognized in excess of the 10% corridor and the related income tax effects. We believe excluding these mark-to-market impacts provides important supplemental information by removing the volatility associated with short-term changes in market interest rates, equity values, and similar factors.

The deferred income tax effects of mark-to-market pension and postretirement adjustments are calculated by multiplying the statutory tax rates applicable in each tax jurisdiction, including the U.S. federal jurisdiction and various U.S. state and non-U.S. jurisdictions, by the adjustments.

Free Cash Flow

We calculate free cash flow as cash flows from operating activities less capital expenditures, proceeds from disposals of property, plant and equipment, and plus or minus the net changes in finance receivables and other investing activities. We believe free cash flow is an important indicator of how much cash is generated by our ongoing business operations and we use this as a measure of incremental cash available to invest in our business, meet our debt obligations and return cash to shareowners.

Return on Invested Capital

ROIC is calculated as the trailing twelve months (“TTM”) of adjusted operating income divided by the average of total debt, non-current pension and postretirement benefit obligations and shareowners’ equity, at the current period end and the corresponding period end of the prior year. Because ROIC is not a measure defined by GAAP, we calculate it, in part, using non-GAAP financial measures that we believe are most indicative of our ongoing business performance. We consider ROIC to be a useful measure for evaluating the effectiveness and efficiency of our long-term capital investments.

Forward-Looking Non-GAAP Metrics

From time to time when presenting forward-looking non-GAAP metrics, we are unable to provide quantitative reconciliations to the most closely correlated GAAP measure due to the uncertainty in the timing, amount or nature of any adjustments, which could be material in any period.

Reconciliation of GAAP and Non-GAAP Income Statement Items
(in millions, except per share amounts):

Three Months Ended December 31, 2021

	As Reported (GAAP)	Pension MTM Adj.(1)	Transformation & Other Adj.(2)	As Adjusted (Non-GAAP)
U.S. Domestic Package	$15,594	$—	$62	$15,532
International Package	4,071	—	5	4,066
Supply Chain Solutions(3)	4,215	—	(6)	4,221
Operating Expense	23,880	—	61	23,819

U.S. Domestic Package	2,103	—	62	2,165
International Package	1,326	—	5	1,331
Supply Chain Solutions(3)	462	—	(6)	456
Operating Profit	3,891	—	61	3,952

Other Income and (Expense):
Other pension income (expense)	267	18	—	285
Investment income (expense) and other	(23)	—	—	(23)
Interest expense	(173)	—	—	(173)
Total Other Income (Expense)	71	18	—	89

Income Before Income Taxes	3,962	18	61	4,041
Income Tax Expense	869	4	16	889
Net Income	$3,093	$14	$45	$3,152

Basic Earnings Per Share	$3.53	$0.02	$0.05	$3.60

Diluted Earnings Per Share	$3.52	$0.02	$0.05	$3.59

(1) Represents mark-to-market losses recognized outside of a 10% corridor on company-sponsored pension and postretirement plans

(2) Transformation & other of $61 million reflects other employee benefits costs of $42 million, other costs of $30 million and an $11 million gain related to the divestiture of UPS Freight.

(3) The divestiture of UPS Freight was completed on April 30, 2021.

Reconciliation of GAAP and Non-GAAP Income Statement Items
(in millions, except per share amounts):

Twelve Months Ended December 31, 2021

	As Reported (GAAP)	Pension MTM Adj.(1)	Transformation & Other Adj.(2)	As Adjusted (Non-GAAP)
U.S. Domestic Package	$53,881	$—	$281	$53,600
International Package	14,895	—	74	14,821
Supply Chain Solutions(3)	15,701	—	(21)	15,722
Operating Expense	84,477	—	334	84,143

U.S. Domestic Package	6,436	—	281	6,717
International Package	4,646	—	74	4,720
Supply Chain Solutions(3)	1,728	—	(21)	1,707
Operating Profit	12,810	—	334	13,144

Other Income and (Expense):
Other pension income (expense)	4,457	(3,272)	—	1,185
Investment income (expense) and other	22	—	—	22
Interest expense	(694)	—	—	(694)
Total Other Income (Expense)	3,785	(3,272)	—	513

Income Before Income Taxes	16,595	(3,272)	334	13,657
Income Tax Expense	3,705	(784)	84	3,005
Net Income	$12,890	$(2,488)	$250	$10,652

Basic Earnings Per Share	$14.75	$(2.85)	$0.29	$12.19

Diluted Earnings Per Share	$14.68	$(2.83)	$0.28	$12.13

(1) Represents mark-to-market (gains) losses recognized outside of a 10% corridor on company-sponsored pension and postretirement plans

(2) Transformation & other of $334 million reflects a gain on the divestiture of UPS Freight of $112 million, net of a previously-recognized valuation allowance of $66 million, other employee benefits costs of $206 million and other costs of $174 million.

(3) The divestiture of UPS Freight was completed on April 30, 2021.

Reconciliation of Currency Adjusted Revenue, Revenue Per Piece, and Adjusted Operating Profit
(in millions, except per piece amounts):

Three Months Ended December 31,
	2021 As-Reported (GAAP)	2020 As-Reported (GAAP)	% Change (GAAP)	Currency Impact	2021 Currency Neutral (Non-GAAP)(1)	% Change (Non-GAAP)
Average Revenue Per Piece:
International Package:
Domestic	$7.27	$7.08	2.7%	$0.12	$7.39	4.4%
Export	34.03	28.24	20.5%	0.26	34.29	21.4%
Total International Package	$20.11	$17.27	16.4%	$0.18	$20.29	17.5%

Consolidated	$12.40	$11.14	11.3%	$0.03	$12.43	11.6%

Revenue:
U.S. Domestic Package	$17,697	$15,744	12.4%	$—	$17,697	12.4%
International Package	5,397	4,770	13.1%	50	5,447	14.2%
Supply Chain Solutions(3)	4,677	4,382	6.7%	25	4,702	7.3%
Total revenue	$27,771	$24,896	11.5%	$75	$27,846	11.8%

	2021 As-Adjusted (Non-GAAP)	2020 As-Adjusted (Non-GAAP)	% Change (Non-GAAP)	Currency Impact	2021 As-Adjusted Currency Neutral (Non-GAAP)(1)	% Change (Non-GAAP)
As-Adjusted Operating Profit(2):
U.S. Domestic Package	$2,165	$1,379	57.0%	$—	$2,165	57.0%
International Package	1,331	1,160	14.7%	(1)	1,330	14.7%
Supply Chain Solutions(3)	456	331	37.8%	11	467	41.1%
Total operating profit	$3,952	$2,870	37.7%	$10	$3,962	38.0%

(1) Amounts adjusted for period over period foreign currency exchange rate and hedging differences

(2) Amounts adjusted for transformation & other

(3) The divestiture of UPS Freight was completed on April 30, 2021.

Reconciliation of GAAP and Non-GAAP Revenue, Revenue Per Piece, and Adjusted Operating Profit
(in millions, except per piece amounts):

Twelve Months Ended December 31,
	2021 As-Reported (GAAP)	2020 As-Reported (GAAP)	% Change (GAAP)	Currency Impact	2021 Currency Neutral (Non-GAAP)(1)	% Change (Non-GAAP)
Average Revenue Per Piece:
International Package:
Domestic	$7.31	$6.65	9.9%	$(0.29)	$7.02	5.6%
Export	32.83	28.52	15.1%	(0.55)	32.28	13.2%
Total International Package	$19.44	$16.99	14.4%	$(0.41)	$19.03	12.0%

Consolidated	$12.32	$10.94	12.6%	$(0.06)	$12.26	12.1%

Revenue:
U.S. Domestic Package	$60,317	$53,499	12.7%	$—	$60,317	12.7%
International Package	19,541	15,945	22.6%	(402)	19,139	20.0%
Supply Chain Solutions(3)	17,429	15,184	14.8%	(96)	17,333	14.2%
Total revenue	$97,287	$84,628	15.0%	$(498)	$96,789	14.4%

	2021 As-Adjusted (Non-GAAP)	2020 As-Adjusted (Non-GAAP)	% Change (Non-GAAP)	Currency Impact	2021 As-Adjusted Currency Neutral (Non-GAAP)(1)	% Change (Non-GAAP)
As-Adjusted Operating Profit(2):
U.S. Domestic Package	$6,717	$4,128	62.7%	$—	$6,717	62.7%
International Package	4,720	3,532	33.6%	(102)	4,618	30.7%
Supply Chain Solutions(3)	1,707	1,058	61.3%	36	1,743	64.7%
Total operating profit	$13,144	$8,718	50.8%	$(66)	$13,078	50.0%

(1) Amounts adjusted for period over period foreign currency exchange rate and hedging differences

(2) Amounts adjusted for transformation & other

(3) The divestiture of UPS Freight was completed on April 30, 2021.

Reconciliation of Free Cash Flow (Non-GAAP measure)
(in millions):

Twelve Months Ended December 31,
2021
Cash flows from operating activities	$15,007
Capital expenditures	(4,194)
Proceeds from disposals of property, plant and equipment	24
Net change in finance receivables	34
Other investing activities	18
Free Cash Flow (Non-GAAP measure)	$10,889

Reconciliation of Return on Invested Capital (Non-GAAP measure)
(in millions):

Twelve Months Ended, December 31
2021
Net income	$12,890
Add back (deduct):
Income tax expense	3,705
Interest expense	694
Other pension (income) expense	(4,457)
Investment (income) expense and other	(22)
Operating profit	12,810
Transformation and other	334
Adjusted operating profit	$13,144

Average debt and finance leases, including current maturities	23,285
Average pension and postretirement benefit obligations	11,932
Average shareowners' equity	7,469
Average Invested Capital	$42,686

Net income to average invested capital	30.2%

Adjusted Return on Invested Capital	30.8%